EXHIBIT 32.1

CERTIFICATION FURNISHED PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and accompanies the Quarterly Report on Form 10-Q (the “Form 10-Q”) for the three months ended September 30, 2022 of Energy Resources 12, L.P. (the “Partnership”).  I, Glade M. Knight, the Chief Executive Officer of the Partnership, certify that, based on my knowledge:

(1)	The Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Partnership as of and for the periods covered in this report.

Date: November 14, 2022	By:	/s/ Glade M. Knight
	Name:	Glade M. Knight
	Title:	General Partner, Chief Executive Officer (Principal Executive Officer)